March 3, 2010

Northern Lights Fund Trust

450 Wireless Blvd.

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 130 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 130 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 130 to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

EXHIBIT A

1. Adaptive Allocation Fund	29. Leader Short-Term Bond Fund
2. Arrow Alternative Solutions Fund	30. MutualHedge Frontier Legends Fund
3. Arrow DWA Balanced Fund	31. MutualHedge Equity Long-Short Legends Fund
4. Arrow DWA Systematic RS Fund	32. MutualHedge Event Driven Legends Fund
5. Arrow DWA Tactical Fund	33. Oxford Global Total Return Fund
6. Arrow Managed Futures Trend Fund	34. Pacific Financial Core Equity Fund
7. Astor Long/Short ETF Fund	35. Pacific Financial Explorer Fund
8. Autopilot Managed Growth Fund	36. Pacific Financial International Fund
9. BTS Bond Asset Allocation Fund	37. Pacific Financial Strategic Conservative Fund
10. Biondo Focus Fund	38. Pacific Financial Tactical Fund
11. Biondo Growth Fund	39. Palantir Fund
12. Bull Path Long Short Fund	40. Rady Contrarian Long/Short Fund
13. Bull Path Mid Cap Fund	41. Rady Opportunistic Value Fund
14. CIFG All Weather Fund	42. Sierra Core Retirement Fund
15. CMG Absolute Return Strategies Fund	43. SouthernSun Mid Cap Fund
16. Changing Parameters Fund	44. SouthernSun Small Cap Fund
17. Chariot Absolute Return Currency Fund	45. Strategic Investing Long/Short Fund
18. The Collar Fund	46. Toews Hedged Emerging Markets Fund
19. The Currency Fund	47. Toews Hedged High Yield Bond Fund
20. EAS Genesis Fund	48. Toews Hedged International Developed Markets Fund
21. EM Capital India Gateway Fund	49. Toews Hedged Large-Cap Fund
22. GMG Defensive Beta Fund	50. Toews Hedged Small & Mid Cap Fund
23. Generations Multi-Strategy Fund	51. Wade Core Destination Fund
24. Gratio Values Fund	52. Wayne Hummer Small Cap Core Fund
25. Incline Capital Long/Short Fund	53. Wayne Hummer Large Cap Core Fund
26. Investment Partners Opportunities Fund	54. Wayne Hummer Real Estate 130/30 Fund
27. KCM Macro Trends Fund	55. Winans Equity Long/Short Fund
28. Lacerte Guardian Fund